[ Form of Proxy -- side 1 ]


                                    PROXY
                           CHATEAU PROPERTIES, INC.
                               19500 Hall Road
                       Clinton Township, Michigan 48038

         This proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints each of C.G. Kellogg, T.D. Fischer and H.J. Brennan as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated below, all shares of common stock of Chateau Properties, Inc. ("Chateau") held of record by the undersigned on January 30, 1997 at a special meeting of stockholders of Chateau to be held on February 11, 1997 or any adjournment or postponement thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder with respect to all shares of Chateau held of record by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 and in the best discretion of such proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote for each of the Proposals.

1. To consider and vote on a proposal to issue 13,109,941 shares of Common Stock of Chateau in connection with an Amended and Restated Agreement and Plan of Merger, dated as of September 17, 1996, as amended by the Amendment thereto dated as of December 20, 1996, by and among Chateau, ROC Communities, Inc., a Maryland corporation ("ROC") and R Acquisition Sub, Inc., a Maryland corporation and a direct subsidiary of Chateau ("RSub"), providing for the merger of RSub with ROC, with ROC surviving such merger (the "Merger"). The consummation of the Merger and related transactions will result in, among other things, the exchange of the outstanding common stock, par value $.01 per share, of ROC and non-voting redeemable stock, par value $.01 per share, of ROC for common stock, par value $.01 per share, of Chateau.

               / / FOR          / / AGAINST      / / ABSTAIN

                (continued and to be signed on the other side)

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[ Form of Proxy -- side 2 ]

2. To consider and vote on a proposal to issue and sell up to 1,450,000 shares of Common Stock of Chateau to holders of limited partnership units ("OP Units") in CP Limited Partnership, a Maryland limited partnership of which Chateau is the general partner, who have agreed to exchange their OP Units for shares of Common Stock of Chateau, which issuance and sale shall be at an average price per share, payable in cash, of not less than the greater of the average price paid by Chateau in connection with Chateau Share Repurchase Program (as defined in the Joint Proxy Statement/Prospectus and Supplement) or the average of the closing prices on the New York Stock Exchange of the shares of Common Stock on the two trading days immediately preceding the date of issuance as determined in good faith by the Chateau Board.

               / / FOR          / / AGAINST      / / ABSTAIN

3. To adjourn the Chateau Special Meeting to permit further solicitation of proxies in the event that there are not sufficient votes to approve the Chateau Proposals at the time of the Chateau Special Meeting.

               / / FOR          / / AGAINST      / / ABSTAIN

4. In the best discretion of such proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                    Please sign this proxy in the space
                                    provided below. Execution by stockholders who are not individuals must be made by an authorized signatory.

                                    Dated: __________________________________

                                    _________________________________________
                                              Name of Record Owner

                                    _________________________________________
                                                   Signature

                                    Please sign exactly as name appears
                                    hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title of such, and if signing for a corporation, give your title. When shares are in the names of more than one person, any one may sign.

Please sign, date and return this Proxy promptly using the enclosed envelope.